                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                                EnergySouth, Inc.
                (Name of Registrant as Specified In Its Charter)

                     EnergySouth, Inc. [Board of Directors]
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

                  ------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:

                  ------------------------------------------------------

         3)       Filing Party:

                  ------------------------------------------------------

         4)       Date Filed:

                                ENERGYSOUTH, INC.
                               2828 DAUPHIN STREET
                              MOBILE, ALABAMA 36606


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 29, 1999

To the Holders of Common Stock of
        ENERGYSOUTH, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of EnergySouth, Inc., an Alabama corporation ("EnergySouth" or the "Company"), will be held in the Auditorium at the principal office of the Company, 2828 Dauphin Street, Mobile, Alabama, on Friday, January 29, 1999, at 10:00 o'clock a.m., Central Standard Time, for the purpose of:

1. Electing four Directors of the Company to serve for three-year terms expiring at the time of the 2002 Annual Meeting of Stockholders and until their successors shall be duly elected and qualified.

2. Considering and acting upon a proposal to approve an amendment of the Amended and Restated Stock Option Plan of EnergySouth, Inc. to increase the number of shares available for issuance from 225,000 to 350,000 shares.

3. Considering and acting upon such other and further business as may properly come before the meeting or any and all adjournments thereof.

The Board of Directors has fixed the close of business on December 15, 1998, as the record date for the determination of holders of the common stock of the Company entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of Company common stock at the close of business on December 15, 1998 will be entitled to vote at the meeting.

                                           By Order of the Board of Directors,
                                                 G. EDGAR DOWNING, JR.
                                                      Secretary
Mobile, Alabama
December 17, 1998



IMPORTANT: EVEN IF YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY, NO MATTER HOW SMALL YOUR HOLDINGS, IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. NO POSTAGE IS REQUIRED ON THE ENCLOSED PROXY IF MAILED WITHIN THE UNITED STATES. IF YOUR SHARES ARE HELD BY A BROKER, BANK OR NOMINEE, IT IS IMPORTANT THAT YOU GIVE THEM YOUR VOTING INSTRUCTIONS.

                                ENERGYSOUTH, INC.


                                 PROXY STATEMENT

This Proxy Statement is furnished to the stockholders of EnergySouth, Inc. (the "Company") in connection with the solicitation of the enclosed proxy for use at the Annual Meeting of Stockholders of the Company to be held on January 29, 1999, or any adjournment or adjournments thereof. This Proxy Statement, the accompanying form of Proxy and Notice of Annual Meeting of Stockholders, and the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1998 are first being mailed to stockholders on or about December 17, 1998.

                             PROXY AND SOLICITATION

The accompanying proxy is solicited on behalf of EnergySouth, Inc. for use at the Annual Meeting of the Stockholders of the Company to be held in the Auditorium at the principal office of the Company, 2828 Dauphin Street, Mobile, Alabama, on January 29, 1999, at 10:00 o'clock a.m., Central Standard Time, and at any and all adjournments thereof, for the purposes set forth in the notice of the meeting annexed hereto and incorporated herein by this reference.

All costs and expenses of soliciting proxies will be borne by the Company. The Company's costs of solicitation will include reimbursement of brokers and other persons for their expenses in sending proxy materials to their principals and obtaining their proxies. In addition, the Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies at a fee not to exceed $7,500, plus reimbursement for out-of-pocket expenses incurred by that firm on behalf of the Company.

Stockholders who execute proxies retain the right to revoke them at any time before they are voted by delivery of a written revocation to the Secretary of the Company. A proxy when executed and not so revoked will be voted in accordance therewith.

                        VOTING SECURITIES; VOTE REQUIRED

As of December 15, 1998, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 4,876,920 shares of common stock, $.01 par value per share ("Common Stock"), of the Company outstanding, with each share entitled to one vote. A majority in number of votes, present in person or by proxy, constitutes a quorum for the transaction of business.

The vote of a majority of the shares of Common Stock cast by the shares entitled to vote is required for the election of directors. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for or against such individuals. All abstentions and broker nonvotes will be counted towards the establishment of a quorum. For purposes of determining whether Proposal 2 has been adopted, an abstention or broker non-vote will not effect the outcome because Proposal 2 will be approved if the number of shares of Common Stock voted in favor of the proposal exceeds the number of shares of Common Stock voted in opposition to the proposal.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

The Articles of Incorporation of the Company provide that the number of Directors shall not be less than nine nor more than twelve, as determined from time to time by the Board of Directors. The Board has fixed the number of Directors at eleven. The Articles of Incorporation also provide that the Board of Directors shall be divided into three classes, with each class serving three-year terms which end in successive years. Approximately one-third of the Board of Directors is elected each year. The Articles of Incorporation of the Company do not provide for cumulative voting in the election of Directors.

Unless authority is withheld on a proxy, shares represented by the proxies received by the Company will be voted for the election as Directors of the four nominees for Directors listed below. The Directors are to be elected to serve until the Annual Meeting of Stockholders in 2002 and until their successors have been duly elected and qualified. Proxies cannot be voted for more than four persons. Should any nominee be unable or unwilling to accept election, which the Company has no reason to believe will be the case, the proxy will be voted for a substitute nominee or nominees designated by the Company.

The following information is a brief account of the business experience of each nominee and director during the past five years, and of Common Stock beneficially owned by each nominee and director as of December 4, 1998, based on information received from the respective nominees and directors.


                                                                              First               No. of Shares
Name, Age, Principal Occupation During Past Five Years, and                   Became              Beneficially         Percent
Other Directorships                                                           a Director(1)       Owned(2)             of Class
NOMINEES TO SERVE UNTIL ANNUAL
MEETING OF STOCKHOLDERS IN 2002:

WILLIAM J. HEARIN, 89, Chairman of the Board of  the Mobile                       1960            464,948(8)              9.3%
Register, Mobile, Alabama.    He serves as Chairman of the Board of
the Company.   He serves as a Director Emeritus of South Alabama
Bank, Mobile, Alabama. (3) (5) (7)

JOSEPH G. HOLLIS, JR., 75, retired in 1992 as Chairman of the                     1959             30,000                  *
Board of Johnson Hardware Company, Inc., Newnan, Georgia.(4)(5)

GAYLORD C. LYON, 76, is President of Gaylord C. Lyon &                            1973             25,149(9)               *
Company,  Inc., a real estate appraisal and property management company, Mobile, Alabama. (3)(4)(6)

E. B. PEEBLES, JR., 79, retired in December, 1984 as Chairman of                  1978             28,267(10)              *
Ryan-Walsh Stevedoring Company, Inc., Mobile, Alabama, and
Senior Vice President of Dravo Corporation, Pittsburgh,
Pennsylvania.  He serves as Chairman and Chief  Executive Officer of  Mobile Arts and Sports Association and Senior Bowl Committee,
Mobile, Alabama. (3)(5)


                                                                                First              No. of Shares
Name, Age, Principal Occupation During Past Five Years, and                     Became             Beneficially         Percent
Other Directorships                                                             a Director(1)      Owned (2)            of Class


DIRECTORS TO SERVE UNTIL ANNUAL MEETING OF STOCKHOLDERS IN 2000:

JOHN C. HOPE, III, 49, became Executive Vice President                            1993              6,000                   *
of Whitney National Bank, the parent company of Whitney
Bank of Alabama, upon its consolidation into Whitney National Bank in January of
1998. He previously served as Chairman and Chief Executive Officer of Whitney
Bank of Alabama from November, 1994; and as Executive Vice President and
Regional Executive of AmSouth Bank, Mobile, Alabama prior to such date. He serves as a Director of Infirmary Health Systems, Inc., Mobile, Alabama. (3)(5)

S. FELTON MITCHELL, JR. , 54, is President of S. Felton                           1993              4,257(11)               *
Mitchell, Jr., P.C., a law practice, and sole proprietor of S. Felton
Mitchell, Jr., CPA, an accounting practice.  He is President of The
Vibroplex(R) Co., Inc., a manufacturer of amateur radio equipment.
He serves as a Director of QMS, Inc., Mobile, Alabama. (3)(4)(7)

THOMAS B. VAN ANTWERP, 48, became President of Legal                               1993             4,919(12)               *
Professional Staffing, Inc., Atlanta, Georgia in July of 1997.  He
previously served as Sales and Marketing  Director of Georgia
Press Association, Atlanta, Georgia, from May 1996; and as Zoned
Group Advertising Manager, Syracuse Newspapers, Syracuse,
New York, from February 1, 1993.  He serves as Director of
Merchants & Marine Bank,  Pascagoula, Mississippi.  (5)(6)(16)


DIRECTORS TO SERVE UNTIL ANNUAL MEETING OF STOCKHOLDERS IN 2001:

JOHN S. DAVIS, 56, was appointed President and Chief                              1995             60,411(13)             1.2%
Executive Officer of Mobile Gas in January, 1995, having been appointed Executive Vice President and Chief Operating Officer
of Mobile Gas Service Corporation in July, 1994.  Previously, he
served as independent consultant and Chairman of Davis-Shows
Motors, Inc. from 1991 to 1994, and served as President of United
Gas Pipe Line Company  from 1989 to 1991.  He serves as a
Director of Infirmary Health Systems, Inc., Mobile, Alabama.  He
is also a member of the South Area Board of Directors of AmSouth
Bank, Mobile, Alabama. (3) (6) (7)


                                                                                First               No. of Shares
Name, Age, Principal Occupation During Past Five Years, and                     Became              Beneficially         Percent
Other Directorships                                                             a Director(1)       Owned (2)            of Class

WALTER L. HOVELL, 70, served as President and Chief                               1975              55,328(14)             1.1%
Executive Officer of Mobile Gas Service Corporation from
March, 1984  to January, 1995.  He serves as a Director of
South Alabama Bank, Mobile, Alabama. (3)(4)(7)

G. MONTGOMERY MITCHELL, 70, retired in 1993 as Senior                             1993               6,000(15)              *
Vice President and Director of Stone & Webster Management
Consultants, Inc., Houston, Texas.  He serves as a Director of
Energy West, Inc., Great Falls, Montana. (4)(6)

F. B. MUHLFELD, 78, retired in 1986 as Vice Chairman of the                       1986               2,625                  *
Board of Stone & Webster, Incorporated, New York, New York.
He had been with the Stone & Webster organization for more than 40 years and had served as Vice Chairman for more than 5 years. (4)(6)

----------------------

*        Less than one percent.
(1)      Each director has served continuously since the dates indicated.
(2) Except as noted, the indicated owners have sole voting and dispositive power with respect to shares beneficially owned.
(3)      Member of Executive Committee.
(4)      Member of Audit Committee.
(5)      Member of Compensation and Planning Committee.
(6)      Member of Risk Management Committee.
(7)      Member of Retirement Board Committee.
(8) Includes 67,500 shares owned by the Chandler Charitable Trust, of which Mr. Hearin is the trustee. Mr. Hearin shares voting power as to 46,950 shares owned by his wife, Emily Staples Hearin, 68,800 shares owned by his daughter, Ann Hearin, and 41,698 shares owned by his former spouse, Louise Hearin.
(9)      Includes 5,662 shares owned by Mr. Lyon's spouse.
(10) Includes 3,000 shares owned by Mr. Peebles' spouse as to which he disclaims beneficial ownership.
(11) Includes 589 shares owned by Mr. Mitchell's spouse as to which he disclaims beneficial ownership.
(12) Includes 2,725 shares owned jointly with Mr. Van Antwerp's spouse with whom he shares voting and dispositive power, and 1,560 shares held in each of two accounts by Mr. Van Antwerp as custodian for two children under the New York Uniform Transfers to Minors Act, as to which he has voting and dispositive power.
(13) Includes 953 shares held in Employees' 401(k) Plan and 33,750 shares subject to options exercisable within 60 days.
(14) Includes 24,501 shares owned by Mr. Hovell's spouse, with whom he shares voting and dispositive power, and 12,242 shares held in his Individual Retirement Account, over which shares he has sole voting power.
(15) All shares are owned jointly with Mr. Mitchell's spouse with whom he shares voting and dispositive power.
(16)     Mr. Van Antwerp is the stepson of Mr. Hearin.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

Introduction; Reorganization. On February 2, 1998, the Company became the parent holding company of Mobile Gas Service Corporation ("Mobile Gas") as part of the reorganization (the "Reorganization") of Mobile Gas into a holding company structure which was approved by Mobile Gas stockholders on January 30, 1998. In connection with the Reorganization, each two shares of Mobile Gas common stock then outstanding were converted into three shares of Common Stock. The directors of the Company at the time of the Reorganization were the same as the directors of Mobile Gas immediately prior to the Reorganization, and directors serving on committees of the Board of Directors of Mobile Gas prior to the Reorganization became members of identical committees established by the Board of Directors of the Company. The discussion below with respect to meetings of the Board of Directors and the various committees of the Board refer to the Board of Directors of Mobile Gas and its committees prior to the February 2, 1998 effective date of the Reorganization, and to the Board of Directors of the Company and its committees after that date. Fees paid to directors were paid by Mobile Gas prior to the Reorganization and by the Company thereafter.

Director Compensation, Committees and Attendance. The directors of the Company currently also serve as directors of Mobile Gas, and receive no separate compensation for their services in such capacity. The Board of Directors had four meetings during the last fiscal year. Quarterly fees paid to non-employee members of the Board of Directors, other than members of the Executive Committee, are $3,500 per quarter; quarterly fees paid to Executive Committee members are $4,000 per quarter. Directors also receive $500 per Board meeting attended. The maximum aggregate of fees payable to any director for service on the Board of Directors and its committees is $16,000 per fiscal year, except that the maximum annual fee payable to Executive Committee members is $18,000. Directors who are also employees of Mobile Gas do not receive fees for service on the Board of Directors or its committees. Pursuant to the Non-Employee Directors Deferred Fee Plan, directors may make an advance election to defer director's fees, and to have such deferred fees treated as though invested in Common Stock, or as cash earning interest at the prime rate. Messrs. Hope, Hovell, S. Felton Mitchell, G. Montgomery Mitchell and Van Antwerp elected to defer a portion of director's fees payable to them during fiscal year 1998.

There are five standing committees of the Board, which are the Executive Committee, Audit Committee, Compensation and Planning Committee, Risk Management Committee and Retirement Board Committee.
The Company does not have a nominating committee.

The Executive Committee, which met once during the last fiscal year, exercises all the powers of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors, except as restricted by the By-laws of the Company and applicable law. Action by the Executive Committee is reported at the meeting of the Board next succeeding such action.

The Audit Committee, which met three times during the last fiscal year, recommends to the Board the independent auditors and reviews recommendations made by the auditors. The committee meets with the auditors to review the scope of the audit to be conducted and afterwards to receive the report of such audit with recommendations and advises the Board with respect thereto. The Company's independent public accountants have free access to the Audit Committee and meet with the committee with and without management present. Members of the Audit Committee are all non-employee directors.

The Compensation and Planning Committee, which met once during the last fiscal year, reviews and makes recommendations to the Board establishing salaries and other compensation for the officers of the Company and its subsidiaries. This committee also reviews the Employees' Retirement Plan of Mobile Gas and makes recommendations to the Board concerning changes in the Plan. Members of the Compensation and Planning Committee are all non-employee directors.

The Risk Management Committee, which met once during the last fiscal year, is responsible for reviewing risk management policies and programs throughout the Company to assure that they are appropriate to the short and long term objectives of the Company. The Committee also advises the Board of Directors of the effectiveness of these policies and programs.

The Retirement Board Committee, which met four times during the last fiscal year, is responsible for the general administration of the Employee Savings Plan and the Voluntary Employees' Beneficiary Association Plans, as well as the Retirement Plan, all being Plans of Mobile Gas.

Insurance. Mobile Gas provides accidental death and dismemberment insurance of $200,000 for each Director and $100,000 for the spouse of each director. Premium cost for the fiscal year for such coverage was $2,445 for all directors not serving as officers. Mobile Gas is not designated as the beneficiary under the policy.


           REPORTS UNDER SECTION 16 OF THE SECURITIES AND EXCHANGE ACT

The Company believes that all requirements under Section 16(a) of the Securities and Exchange Act of 1934 applicable to directors and executive officers of the Company were complied with by such persons during the last fiscal year. In making this disclosure, the Company has relied on written representations by or on behalf of its directors and executive officers and copies of reports filed.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 4, 1998, information concerning
(i) beneficial ownership of Common Stock, the only class of voting securities of the Company, by persons who are known by the Company to own beneficially more than 5% of such common stock, and (ii) beneficial ownership of such common stock by all directors and executive officers of the Company and Mobile Gas as a group. Except as noted below, the indicated owners have sole voting and investment power with respect to shares beneficially owned.


Name and Address                    Amount Beneficially Owned               Percent of Class
----------------                    -------------------------               ----------------
William J. Hearin                           464,948  (1)                           9.3%
304 Government Street
Mobile, Alabama 36630

All directors and executive                 790,626 (1)(2)                        15.8%
officers as a group (16 persons)

(1) Includes 67,500 shares owned by the Chandler Charitable Trust, of which Mr. Hearin is the trustee. Mr. Hearin shares voting power as to 46,950 shares owned by his wife, Emily Staples Hearin, 68,800 shares owned by his daughter, Ann Hearin, and 41,698 shares owned by his former spouse, Louise Hearin.

(2) Includes 82,427 shares owned by spouses of officers and directors, 30,872 shares owned jointly by officers and directors and their respective spouses, 10,051 shares credited to officers' accounts in the Employees' 401(k) Plan, and 116,275 shares subject to options exercisable within 60 days.

                             EXECUTIVE COMPENSATION

The following table contains information with respect to compensation paid or set aside by the Company and its subsidiaries for services in all capacities during fiscal years 1996, 1997 and 1998 to the Company's Chief Executive Officer and to the four most highly compensated executive officers of the Company and its subsidiaries, other than Chief Executive Officer, whose aggregate salary and bonus exceeded $100,000 for fiscal year 1998.



                                                    SUMMARY COMPENSATION TABLE
                                                                                                      LONG TERM
                                                                                                    COMPENSATION
                                                       ANNUAL COMPENSATION                              AWARDS
                                             ------------------------------------------        --------------------------
                                                                                                               ALL
                                                                      OTHER                                    OTHER
                                                                              ANNUAL           SECURITIES      ANNUAL
                                              SALARY         BONUS            COMPEN-          UNDERLYING      COMPEN-
NAME AND PRINCIPAL POSITION         YEAR       ($)             $              SATION($)        OPTIONS (#)     SATION ($)
---------------------------         ----     --------      ----------        ----------        -----------     ----------
John S. Davis                       1998     229,167         70,000           8,610 (1)                          129 (6)
President and Chief Executive       1997     218,167         85,000           8,480 (1)                          129 (6)
Officer                             1996     205,833         78,000           7,941 (1)                          129 (6)

W. G. Coffeen, III                  1998     128,833         25,800           3,865 (2)                          129 (6)
Vice President - Corporate          1997     122,000         28,300           3,631 (2)                          129 (6)
Development and Planning            1996     115,833         30,000           3,438 (2)                        2,629 (6)

Charles P. Huffman                  1998     118,083         22,800           3,417 (3)                          129 (6)
Vice President, Chief Financial     1997     107,583         25,000           3,214 (3)                          129 (6)
Officer and Treasurer               1996     102,000         23,000           3,040 (3)                        2,629 (6)

Gerald S. Keen                      1998     130,000         23,500           3,900 (4)                          129 (6)
Vice President - Operations         1997     124,167         32,000           3,633 (4)                          129 (6)
of Mobile Gas                       1996     119,167         25,000           3,384 (4)                        2,629 (6)

A. H. Tenhundfeld, Jr.              1998     118,917         23,800           3,518 (5)                          129 (6)
Vice President - Marketing and      1997     112,583         27,300           3,378 (5)                          129 (6)
Employee Services of Mobile         1996     106,667         23,000           1,890 (5)                          129 (6)
Gas

(1) Includes $4,920, $5,060 and $4,671 contributed to Mr. Davis' account in the Employees' 401(k) Plan for the 1998, 1997 and 1996 fiscal years, respectively, and $3,690, $3,420 and $3,270 paid to Mr. Davis in 1998, 1997 and 1996, respectively, pursuant to incentive units granted under Mobile Gas' Incentive Compensation Plan.

(2) Includes $3,865, $3,631, and $3,329 contributed to Mr. Coffeen's account in the Employees' 401(k) Plan for the 1998, 1997, and 1996 fiscal years, respectively, and $109 paid to Mr. Coffeen in 1996 pursuant to incentive units granted under Mobile Gas' Incentive Compensation Plan.

(3) Includes $3,417, $3,214 and $2,931 contributed to Mr. Huffman's account in the Employees' 401(k) Plan in the 1998, 1997 and 1996 fiscal years, respectively, and $109 paid to Mr. Huffman in 1996 pursuant to incentive units granted under Mobile Gas' Incentive Compensation Plan.

(4) Includes $3,900, $3,633, and $3,275 contributed to Mr. Keen's account in the Employees' 401(k) Plan for the 1998, 1997 and 1996 fiscal years, respectively, and $109 paid to Mr. Keen in 1996 pursuant to incentive units granted under Mobile Gas' Incentive Compensation Plan.

(5) Includes $3,518, $3,378 and $1,890 contributed to Mr. Tenhundfeld's account in the Employees' 401(k) Plan in the 1998, 1997 and 1996 fiscal years, respectively.

(6) Consists of insurance premiums of $129 for each officer; also includes $2,500 paid by Mobile Gas to each of Messrs.

         Coffeen, Keen, Huffman and Tenhundfeld in fiscal 1996 upon surrender of incentive units (see COMPENSATION AND PLANNING COMMITTEE REPORT below).

No options were granted during the fiscal year ended September 30, 1998 to any of the executive officers listed in the Summary Compensation Table. The following table and notes provide information on options exercised during the last fiscal year and the value of unexercised options at September 30, 1998 held by the executive officers listed in the Summary Compensation Table.


                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                     AND 1998 FISCAL YEAR-END OPTION VALUES

                           Shares                              Number of Securities
                           Acquired on      Value              Underlying Unexercised           Value of Unexercised In-the-
                           Exercise (#)     Realized(1)        Options at 9/30/98 (#) (2)      Money Options at 9/30/98 ($)(3)
                           ------------     -----------       ---------------------------     ---------------------------------
   Name and Position                                          Exercisable   Unexercisable        Exercisable   Unexercisable
   -----------------                                          -----------   -------------        -----------   -------------
   John S. Davis               -                -                33,750         11,250            $220,781        $73,594

   W.G. Coffeen, III           -                -                16,875          5,625            $110,391        $36,797

   Gerald S. Keen              -                -                16,875          5,625            $110,391        $36,797

   Charles P. Huffman          -                -                16,875          5,625            $110,391        $36,797

   A. H. Tenhundfeld, Jr.    1,850           $18,346             15,025          5,625            $ 98,294        $36,797

(1) Calculation based on the $24.00 closing price of Common Stock on the exercise date.

(2) Adjusted to account for the 3-for-2 conversion of Mobile Gas common stock into Common Stock in connection with the Reorganization effective February 2, 1998.

(3) The ultimate realization of value on the exercise of such options is dependent upon the market price of Common Stock at the time of exercise. Calculations are based on the $20.625 closing price of Common Stock on the last trading day of the fiscal year.

Employees' Retirement Plan. The Employees' Retirement Plan is a defined benefit plan which covers all full-time employees upon attainment of age 21 and completion of one year of service. Benefits are generally based on various percentages of regular basic compensation for each year of the individual's service, but if the resulting benefit is greater, is based upon average compensation during the last five years of employment proportionately reduced for years of service less than twenty and reduced by 70% of Social Security benefits. Participants are vested after five years of continuous service and are eligible for early retirement at or after age 55 with ten years of credited service.

The full cost of the Plan is paid by Mobile Gas. Amounts accrued pursuant to the Plan for the accounts of the individuals named in the Summary Compensation Table above cannot be readily calculated. The estimated annual retirement benefit, based on current remuneration and assuming retirement at age 65, of Mr. Davis, Mr. Coffeen, Mr. Keen, Mr. Huffman and Mr. Tenhundfeld are $45,607, $59,328, $34,225, $67,815 and $44,346, respectively. Years of service now credited under the Plan for Mr. Davis, Mr. Coffeen, Mr. Keen, Mr. Huffman and Mr. Tenhundfeld are 3 (subject to the provisions of the Deferred Compensation Agreement with Mr. Davis described below), 11, 8, 18 and 3 years, respectively. The estimated annual benefits are net of any reductions for Social Security benefits or other offset amounts.

Employee Savings Plan. The Employee Savings Plan is a qualified voluntary contributory retirement plan under Section 401(k) of the Internal Revenue Code established by Mobile Gas on September 1, 1988. Eligibility requirements are one year of employment and 21 years of age. Eligible employees can invest up to 15% of their base salary in the plan. Employee contributions vest immediately and can be allocated among a money market fund, bond funds, or equity funds, as directed by the employee. The Company makes a contribution, equal to 50% of an employee's contribution, but not more than 3% of the employee's base salary. Company contributions are invested in Common Stock and are vested at 20% for each year of an employee's service. A participant's account will be distributed following termination of employment. Participants may withdraw their contributions or borrow from their accounts subject to certain conditions. Company contributions for the 1998, 1997 and 1996 fiscal years for each of the executive officers are included in the Summary Compensation Table above.

Agreements with Mr. Davis. As of January 26, 1996 Mobile Gas entered into an unfunded and unsecured deferred compensation agreement with Mr. Davis substantially in accordance with a proposal provided by consultants retained by Mobile Gas (the "Deferred Compensation Agreement"). The Deferred Compensation Agreement provides for benefits to be paid to Mr. Davis upon retirement, in such amount as would, taken together with amounts payable under the Employees' Retirement Plan, equal that which would have been payable to Mr. Davis upon retirement with the greater of 20 years or his actual years of service with Mobile Gas. The Deferred Compensation Agreement also provides for a benefit payable if Mr. Davis terminates employment with Mobile Gas for any reason prior to age 65, but after having completed at least 5 years of service with Mobile Gas. The severance benefit would be equal to two-thirds of the monthly benefit which would have been paid to Mr. Davis under the Employees' Retirement Plan if he had retired on his 65th birthday, but based on Mr. Davis' actual employment history with Mobile Gas as of the date his employment ceases. In connection with his employment, Mr. Davis was granted 3,000 incentive units under the Company's 1992 Incentive Plan.

Insurance. Mobile Gas provides accidental death and dismemberment insurance of $200,000 for each officer and $100,000 for the spouse of each officer. Mobile Gas is not designated as the beneficiary under the policy. Premium cost for such insurance for each of each of the executive officers named therein is included in the Summary Compensation Table above.

Other Compensation. The Company provides certain facilities and services to various officers to assist them in performing their corporate responsibilities and duties in connection with business of the Company, such as automobiles and club memberships. The Summary Compensation Table does not include the value of such facilities and services which might be deemed attributable to personal use by the recipient, because the cost to the Company of such personal benefits with respect to any executive officer named in the Summary Compensation Table did not exceed the lesser of $50,000 or 10 percent of the compensation reported with respect to such executive officer.


                   COMPENSATION AND PLANNING COMMITTEE REPORT

The Compensation and Planning Committee of the Company's Board of Directors is currently comprised of five outside directors: Mr. Hearin, Mr. Hollis, Mr. Hope, Mr. Peebles and Mr. Van Antwerp. The Committee is the successor to the Compensation and Planning Committee of the Board of Directors of Mobile Gas and has adopted the policies established by the predecessor committee. In the following discussion, the "Committee" means the Mobile Gas Compensation and Planning Committee through the February 2, 1998 effective date of the Reorganization and the Compensation and Planning Committee of the Company's Board thereafter. Based upon recommendations of the Chief Executive Officer with respect to executive officers other than himself, the Committee reviews and makes recommendations to the Board with respect to salaries and other compensation for officers of the company and its subsidiaries. Decisions by the Committee with respect to compensation of executive officers of the Company and its subsidiaries, including the Chief Executive Officer of the Company, are reviewed and approved by the Board. The Committee is continuing to implement its compensation philosophy, which is intended to change Mobile Gas' historical emphasis on base salary as the primary basis of executive compensation. The Committee's compensation philosophy includes the following five principles:

1. Objectives: The Company's two primary compensation objectives are to provide a competitive compensation package that will enable the Company to attract and retain a highly-qualified executive team, and to provide a significant amount of variable compensation that is contingent upon objectively-measured performance, so as to align executive interests with those of customers and stockholders.

2. Competitiveness: Compensation comparisons will be made against similar-size public utilities on a national basis, to allow the Company to compete nationally for top executive talent. Competitive levels of four compensation components will be measured:

      o Base salary, to be targeted above the median for the peer group, with the primary consideration being external market levels and secondary consideration being internal equity concerns.

      o Annual incentives, to be targeted at the median, to motivate and reward accomplishment of key corporate priorities and objectives.

      o Long-term incentives, to be targeted below the median, so that total target compensation (base salary plus annual incentives plus long-term incentives) would equal median total compensation for peer group executives.

      o Benefits and perquisites, to be targeted at the low end of the competitive range, so as to provide reasonable levels of security and protection but to not emphasize this component of the total compensation package.

3. Leverage: Annual and long-term incentives are to have significant upside and downside variability so as to create a strong relationship of the level of total executive compensation and the level of performance achieved.

4. Basis for measurements: Annual and incentive plans are to emphasize teamwork, and are to be based primarily on corporate performance, but will provide latitude to reward individual performance and contributions. Annual incentives are to reflect a balance between stockholder and customer interests, and between financial and operational goals, with financial objectives weighted more heavily with respect to senior executives, and operational goals being more heavily weighted at lower executive levels. Long-term incentives are to focus on stockholder interests and are to be tied, in part, to performance of Common Stock.

5. Stock ownership: The executive compensation program is intended to facilitate senior executives acquiring an equity stake in the Company, to increase the alignment between executive interests and stockholders.

Determination of annual base salary and incentive compensation for each of the Company's executive officers, including Mr. Davis, are made in accordance with the foregoing criteria, with salary amounts and cash incentive targets and awards being recommended by the Chief Executive Officer with respect to other executive officers, and the salary and cash incentive targets and awards for the Chief Executive Officer being determined by the Committee.

Consistent with the foregoing compensation philosophy, long-term incentives in the form of stock options were granted under the Mobile Gas Service Corporation 1992 Stock Option Plan (the "Stock Option Plan") in fiscal year 1995. The Committee had also made awards previously under the Mobile Gas Service Corporation Incentive Compensation Plan (the "1992 Incentive Plan"). During fiscal year 1996, most participants who had been awarded incentive units under the 1992 Incentive Plan surrendered those incentive units in consideration of cash payments by Mobile Gas. The aggregate of payments made upon surrender of such incentive units was $72,500; the amounts paid to the named executive officers are included in the Summary Compensation Table above. Incentive units which had been awarded to Mr. Davis were not surrendered. In connection with the Reorganization, the Company assumed the Stock Option Plan and the 1992 Incentive Plan and each was amended to utilize Common Stock instead of Mobile Gas common stock.

It is the Committee's current intention that no further awards will be made under the 1992 Incentive Plan. The retirement of most of the incentive units granted under the 1992 Incentive Plan, as described above, reflected the Committee's view that in most cases stock options are the preferable means of providing long-term incentives to Company executives.

Consistent with the Committee's compensation philosophy, in October 1996 the Committee recommended and the Board of Directors of Mobile Gas adopted an Officers Incentive Compensation Plan to be effective as of the fiscal year beginning October 1, 1996 (the "Officers Incentive Plan"). Under the Officers Incentive Plan, cash incentive awards to Company officers, computed as a percentage of base salary, are made by the Committee based on three performance measures (the first two being referred to as "Company Objectives" and the third being referred to as "Personal Objectives"):

      o The Company's Return on Common Equity ("ROE"), compared to the ROE of a group of peer companies;

      o The Company's earnings per share ("EPS") compared to a target EPS goal established by the Committee; and

      o Specific individual personal performance objectives to be established annually for each participant in the 1996 Incentive Plan.

The Officers Incentive Plan provides for a target award level for the President and Chief Executive Officer of the Company at a specified percentage of base salary, and for other officers of the Company at a lesser percentage. The Officers Incentive Plan also provides for relative weighting of the three performance objectives at specified percentages for the President and Chief Executive Officer, with different specified percentages for all other officers. The relative weighting of performance objectives for the President and Chief Executive Officer places more emphasis on the Company Objectives, while the relative weighting for other officers places equal emphasis on attainment of Personal Objectives and Company Objectives. Depending on the degree to which Company Objectives and Personal Objectives are attained or exceeded, awards may range from 50% to 150% of the target award level. Although the Committee may in its discretion set target awards levels and weighting of performance criteria at percentages different from those in the Officers Incentive Plan, the Committee did not do so for fiscal year 1998. Personal Objectives for the President and Chief Executive Officer for the 1998 fiscal year were generally parallel to the Company Objectives.

Incentive awards made for the 1998 fiscal year to the named executive officers are reported as bonus in the Summary Compensation Table above. The awards made reflect that of the Company Objectives, the ROE objective was exceeded and the EPS objective was not, and that accordingly part of the Personal Objectives of the President and Chief Executive Officer were exceeded.


 William J. Hearin           Joseph G. Hollis                 E. B. Peebles, Jr.

                  John C. Hope, III             Thomas B. Van Antwerp

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Hearin, who is a member of the Compensation and Planning Committee, serves as Chairman of the Board of the Company, but receives no compensation for such service.



                    ENERGYSOUTH, INC. STOCK PERFORMANCE GRAPH


The following graph compares the value of $100 invested on October 1, 1993 in Mobile Gas common stock, the NASDAQ Market Index and the Media General Gas Utilities Industry Group Index (the "Media General Gas Index"), assuming reinvestment of dividends. Results after February 2, 1998 reflect the 3-for-2 conversion of Mobile Gas common stock into Common Stock on that date. The Media General Gas Index, published as Industry Group Index No. 602 by Media General Financial Services of Richmond, Virginia, consists of 64 gas utilities including the Company.


Fiscal Year Ending                 1993        1994      1995       1996        1997       1998
------------------                 ----        ----      ----       ----        ----       ----
ENERGYSOUTH, INC.                   100       90.82     90.18     108.06      167.08     147.85
Industry Index                      100       90.24     95.53     121.99      159.94     165.62
Broad Market                        100      105.82    128.48     150.00      203.88     211.88



                      ------------------------------------

                                   PROPOSAL 2


    AMENDMENT OF AMENDED AND RESTATED STOCK OPTION PLAN OF ENERGYSOUTH, INC.
             TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE

BACKGROUND

      At the 1993 Annual Meeting of Stockholders, the stockholders of the Company's predecessor, Mobile Gas Service Corporation ("Mobile Gas"), approved the establishment of the Mobile Gas Service Corporation 1992 Stock Option Plan (the "1992 Plan"). In accordance with the Agreement and Plan of Merger dated as of December 10, 1997 (the "Reorganization Agreement") which was approved by the stockholders of Mobile Gas on January 30, 1998, Mobile Gas was organized into a holding company structure in which Mobile Gas became a wholly-owned subsidiary of the Company and each two outstanding shares of Mobile Gas common stock then outstanding were converted into three shares of common stock, $.01 par value per share, of the Company ("Common Stock") as of February 2, 1998. In accordance with the Reorganization Agreement, effective as of February 2, 1998, (a) the respective Boards of Directors of the Company and Mobile Gas amended and restated the 1992 Plan, (b) the Company assumed the obligations of Mobile Gas under the 1992 Plan and undertook to carry out all of the responsibilities of Mobile Gas specified therein, and (c) Mobile Gas consented to and agreed to the assumption by the Company of Mobile Gas' responsibilities under the 1992 Plan. The 1992 Plan was renamed the Amended and Restated Stock Option Plan of EnergySouth, Inc. (as successor to Mobile Gas Service Corporation) (the "Plan"). A copy of the Plan, as amended effective February 2, 1998, is attached to this Proxy Statement as Appendix A.

      The 1992 Plan provided that the maximum number of shares of stock that could be optioned or sold thereunder was 150,000 shares of Mobile Gas common stock. As amended and restated to give effect to the three-for-two conversion ratio specified in the Reorganization Agreement, the Plan provided for issuance of up to 225,000 shares thereunder, being the number of shares of Common Stock equivalent to the 150,000 shares of Mobile Gas common stock which were provided for in the 1992 Plan.

      As of December 4, 1998, options with respect to 157,500 shares of Common Stock had been granted under the Plan, leaving 67,500 shares available for issuance thereunder. Options with respect to 155,650 shares of Common Stock are held by all executive officers of the Company and its subsidiaries as a group, and no options are held by employees of the Company and its subsidiaries other than executive officers. Information regarding options granted under the Plan to certain executive officers of the Company and its subsidiaries is set forth under the caption "AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND 1998 FISCAL YEAR-END OPTION VALUES" under PROPOSAL 1 above.

REASON FOR PROPOSED AMENDMENT

      The Plan provides that options may be granted not only to officers, but also to "other key employees of the Company or its Subsidiaries upon whose judgment, initiative or effort the Company relies for the successful conduct of its business." The only options granted so far have been to officers of the Company and its subsidiaries. It is intended that beginning in 1999, grants will also be made to other key employees of the Company and its subsidiaries. Such grants would substantially deplete the shares presently available for granting of options under the Plan. In order to permit subsequent awards under the Plan to both officers and key employees of the Company and its subsidiaries, the Board of Directors has unanimously approved, subject to shareholder approval, an amendment to the Plan to increase the number of shares of Common Stock reserved for issuance under the Plan from 225,000 to 350,000 shares. The complete text of the amendment to the Plan is attached to this Proxy Statement as Appendix B.

DESCRIPTION OF THE PLAN

      General. The aggregate number of shares of Common Stock that may be issued under the Plan is 225,000, subject to certain adjustments to prevent dilution or enlargement of participants' rights. Options granted under the Plan may be either "incentive stock options" ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options. Shares delivered upon the exercise of Options may be either authorized but unissued shares or issued shares previously reacquired by the Company. Shares covered by expired or terminated Options will be available for subsequent awards under the Plan, unless the Plan has terminated. Options granted under the Plan may be accompanied by stock appreciation rights ("SARs").

      For an ISO, the aggregate Fair Market Value, as defined in Section 2(e) of the Plan, on the Grant Date of the shares of Stock with respect to which the ISO is exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its subsidiaries) shall not exceed $100,000.

      Administration. The Plan is administered by the Compensation and Planning Committee (the "Committee") of the Board of Directors of the Company, or any successor committee designated by the Board, which will be comprised of not less than two members of the Board, each of whom will be a "disinterested person" as defined in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934 (the "1934 Act").

      The Committee has full authority, subject to the provisions of the Plan and Section 16 of the 1934 Act, to grant Options and SARs under the Plan; to determine whether an Option will be an ISO or a nonstatutory option, the Option Price and term of each Option, the employees of the Company or its subsidiaries to whom Options and SARs shall be granted ("Participants"), and the number of shares covered by each Option; and to implement, interpret, and make all determinations in connection with, the Plan. Members of the Committee will not be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and will be fully protected by the Company in respect of any such action, determination, or interpretation.

      Eligibility. Options may be granted to officers or other key employees of the Company or its subsidiaries (as defined in the Plan). The Committee will base its selection of award recipients ("Participants") and its determination of the number of shares to be covered by each award on Participants' duties, present and potential contributions to the Company's success, and such other factors as it deems relevant. Non-employee directors are not eligible to receive Options. As of December 4, 1998, the Company estimated there were approximately 31 persons eligible to participate in the Plan.

      Terms of Options and SARs. The terms of awards under the Plan shall be determined by the Committee. Each Option is to be evidenced by an option agreement between the Company and the Participant to whom such Option is granted, and is subject to the following additional terms and conditions:

      (a) Exercise of the Option. Unless otherwise provided in the option agreement between the Company and a Participant, each Option may be exercised on or after one year from the date the Option is granted (the "Grant Date") with respect to 25 percent of the shares covered by the Option, on or after two years from the Grant Date with respect to an additional 25 percent of such shares, on or after three years from the Grant Date with respect to an additional 25 percent of such shares, and on or after four years from the Grant Date with respect to the remaining 25 percent of such shares.

      No Option may be exercised after the expiration of 10 years from the Grant Date, although the term of an

Option may be for a shorter period as provided in an option agreement. No Option may be exercised for a fractional share of stock. The holder of an Option can exercise it by giving written notice of exercise to the Company and paying the Option Price in full.

      Payment for shares issued upon exercise of an Option may be made via United States dollars, check, bank draft, or money order, or by payroll deduction if requested by the Participant and approved by the Committee, or, in the discretion of the Committee, through delivery of Common Stock or a combination of cash and Common Stock. Upon the exercise of an Option and receipt by the Company of the full Option Price, the Participant shall be entitled to receive a stock certificate evidencing his ownership of the number of shares of Stock as to which the Option has been exercised. No Participant, however, shall have any of the rights of a stockholder until shares are issued to him, and no adjustment will be made for dividends or other rights which accrue prior to the date such stock certificate is issued.

      (b) Option Price. The purchase price of each share of Common Stock covered by each Option (the "Option Price") will be determined by the Committee in its discretion, provided, however, that for an ISO, the Option Price will not be less than the Fair Market Value of the shares of Common Stock on the Grant Date, as defined in Section 2(e) of the Plan, and for a nonstatutory option, the Option Price will not be less than 75 percent of the Fair Market Value of the shares of Common Stock on the Grant Date. If an ISO is granted to a Ten Percent Shareholder, as defined in Section 2(p) of the Plan, the Option Price must be at least 110 percent of the Fair Market Value of the shares of Common Stock on the Grant Date and such ISO must be exercised prior to the expiration of 5 years from the Grant Date.

      On December 4, 1998, the closing price of the Common Stock on the NASDAQ National Stock Market (which is one possible measure of Fair Market Value) was $19.875.

      (c) SARS. SARs may be awarded by the Committee in connection with any Option granted under the Plan, at the time of grant of such Option. Each SAR will relate to one share of Common Stock covered by a specific Option under the Plan and will be awarded to a Participant, if at all, concurrently with the grant of such Option. The number of SARs granted to a Participant, if any, will be equal to the number of shares of Common Stock that the Participant is entitled to receive under the related Option.

      A holder of SARs is entitled to surrender unexercised an Option or portion thereof, and to receive in exchange a payment having an aggregate value equal to
(A) the excess of (i) the Fair Market Value on the date of exercise of one share of Common Stock over (ii) the Option Price per share, times (B) the number of shares covered by the Option or portion thereof which is surrendered.

      Upon the exercise of an SAR, the number of shares subject to exercise under the related Option will be automatically reduced by the number of shares represented by the Option or portion thereof which is surrendered. Upon the exercise of an Option, the number of SARs held by a Participant will be automatically reduced by the number of shares purchased pursuant to the related Option.

      Each SAR will be subject to the same terms and conditions as the related Option and will be exercisable only to the extent the Option is exercisable, provided that no SAR is exercisable for cash by a Participant who is subject to the provisions of Section 16(b) of the 1934 Act prior to the expiration of the later of: (i) six months from the date on which this Plan is approved by the stockholders of the Company (unless Section 16(b) of the

1934 Act and/or Rule 16b-3 promulgated thereunder is amended so that stockholder approval is not required in order for the Plan to comply with Rule 16b-3), or
(ii) twelve months from the Grant Date (and then, in either case, only to the extent that the related Option is exercisable).

      Upon the exercise of an SAR, the holder may elect the form of payment (i.e., all cash, all share of Common Stock, or any combination thereof); provided, however, that fractional shares will not be issued, and that any election by a Participant who is subject to the provisions of Section 16(b) of the 1934 Act to receive any portion of a payment in cash will be subject to the consent or disapproval of the Committee or the Board.

      Holders of SARs who may be subject to potential liability under Section 16(b) of the 1934 Act may exercise SARS for cash only during certain limited periods designated by the Securities and Exchange Commission. Such periods will consist of ten-day "window periods" following publication of quarterly or annual summary statements of sales and earnings of the Company.

      (d) Non-Transferability. Options and SARs are not transferable otherwise than by will or the laws of descent and distribution, and may be exercised during a Participant's lifetime only by the Participant.

      (e) Termination of Employment. If a Participant's employment with the Company or any of its subsidiaries is terminated, except by reason of the Participant's death or disability, any Option or SARs that the Participant is entitled to exercise at the date of termination of employment may be exercised at any time within thirty days after such termination, but in no case later than the date on which the Option or SARs terminate.

      (f) Death or Disability. In the case of the death or disability of a Participant while employed by the Company or any of its subsidiaries, the Participant or his legatees, heirs, or legal representative, may exercise the Option or SARs within a period of one year after the Participant's death or disability, to the extent the Participant was entitled to do so at the date of his death or disability, but in no case later than the date on which the Option or SARS terminate.

      Adjustments Upon Changes in Capitalization; Mergers; Change in Control. The aggregate number of shares of Common Stock available for Options under the Plan, the shares subject to any Option, the Option Price per share, and the number of related SARs, if any, shall all be proportionately adjusted as the Committee deems appropriate to prevent dilution or enlargement of Participants' rights under the Plan in connection with any increase or decrease in the number of issued shares of Common Stock subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or (3) any other increase or decrease in such shares effected without receipt of consideration by the Company.

      If the Company shall be the surviving corporation in any merger or consolidation, any Option or SARs shall apply to the securities to which a holder of the number of shares of Common Stock subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the Surviving corporation, all Options and SARs outstanding under the Plan shall terminate; provided, however, that each Participant shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant's Option and SARs in whole or in part to the full extent of such Options and SARs, regardless of whether they are otherwise exercisable by such Participant at that time under the terms of the Plan.

      If there is a "Change in Control of the Company," all outstanding Options granted under the Plan will immediately become fully exercisable. A "Change in Control of the Company" will be deemed to occur if any "person" (as that term is defined in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a beneficial owner, directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities. The Board of Directors recognizes that permitting outstanding Options to become fully exercisable if there is a "Change in Control of the Company" could conceivably deter the acquisition of Company Common Stock by a person who would breach the 20% threshold referred to above and thereby affect the market for such stock. The Board believes, however, that the likelihood of such deterrence is small and that the benefit to and protection of Participants in the Plan that is provided by this provision will enhance the Company's ability to attract and retain key personnel. The Board believes, therefore, that the advantages to the Company from the change of control provisions outweigh the potential disadvantage described above.

      Amendment and Termination of the Plan. The Company's Board of Directors may terminate, revise, or amend the Plan at any time; provided, however, that any amendment that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan, (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) modify the requirements as to eligibility for participation, will be subject to stockholder approval (unless
Section 16(b) of the 1934 Act and/or Rule 16b-3 thereunder is amended so that stockholder approval of such Plan amendments is not required for the Plan to comply with Rule 16b-3). No termination, revision, or amendment of the Plan may, without the written consent of the holder of an Option, alter or impair any Option or SAR previously granted, except as otherwise authorized in the Plan. Unless sooner terminated, the Plan will remain in effect until December 3, 2002, at which time no further Options or SARS will be granted under the Plan.

      Federal Income Tax Consequences. Set forth below is a description of some of the federal income tax consequences of the grant and exercise of the Options and SARs that may be awarded under the Plan. This summary description is not intended as a substitute for individual tax planning by Participants. It is provided for the review of stockholders considering the proposal to adopt the Plan, and merely constitutes an outline of the material federal income tax consequences to Participants and the Company attributable to the grant and exercise of Options and SARS pursuant to the Plan.

      Incentive Stock Options. If an Option granted under the Plan is an ISO, the Participant will recognize no income upon grant of the ISO and incur no tax liability due to the exercise of the ISO unless the optionee is subject to an alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an ISO regardless of the applicability of the alternative minimum tax. For purposes of computing alternative minimum taxable income an individual is required to include the excess of the fair market value of the shares purchased pursuant to exercise of the ISO option over the option price of such shares. Upon the sale of the shares more than two years after grant of the Option and more than one year after receipt of the shares by the Participant, any gain will be treated as long-term capital gain. If these holding periods are not satisfied, the Participant will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the shares at the date of the Option exercise or the sale price of the shares, and the Company will be entitled to a deduction in the same amount. Any gain recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the Option, or as short-term capital gain if the sale is made earlier. Under the applicable provision of the Code as currently enacted no net capital gain deduction is allowed and all capital gain will be taxed at the same rates as ordinary income (except that the overall rate of tax on net capital gain will not exceed 20%).

      If shares of the Company's Common Stock which were acquired on exercise of a previous ISO ("prior statutory option shares") are exchanged in connection with the exercise of an ISO within two years after the date the option covering such prior statutory option shares was granted or within one year after the date of purchase of such prior statutory option shares, the exchange will be treated as a disqualifying disposition of such prior statutory option shares and the excess of the fair market value of such shares on the date they were purchased over the purchase price will be recognized by the optionee as ordinary income. If, before the expiration for such holding periods, prior statutory option shares acquired pursuant to an ISO are exchanged in connection with the exercise of an ISO at a price less than their fair market value on the exercise date, ordinary income will be limited to the amount (if any) by which the fair market value at the date of exchange exceeds the option price paid for such prior statutory option shares. Any excess of the fair market value of the prior statutory option shares at the date of the exercise over the option price paid for such prior statutory option shares, which is not recognized as ordinary income as described above, will not be recognized as taxable gain at the time of the exchange. A number of the acquired shares, equal in number to the prior statutory option shares surrendered in the exchange, will have a basis equal to the Participant's basis in the surrendered shares, increased by any ordinary income recognized on the exchange. Any additional shares acquired in the exchange will have a zero basis. Any loss recognized on disposition of shares will be treated as long-term capital loss if the shares have been held for more than one year prior to such disposition. In any event, the Company will be allowed a deduction in the amount of the ordinary income recognized by the optionee.

      Nonstatutory Options. Generally, there will be no federal income tax consequences to either the Participant or the Company on the grant of an Option. Upon the exercise of an Option, the Participant typically will incur taxable ordinary income equal to the excess of the fair market value of the shares of Common Stock received upon exercise over the Option Price of the shares (the "Spread"). The Company will be entitled to a tax deduction in an amount equal to the Spread, provided the Company complies with applicable withholding rules. The tax basis of Option shares will be the Option Price paid plus the Spread. Upon the sale of Common Stock acquired through the exercise of an Option, Participants will realize taxable long-term or short-term capital gain or loss.

      SARs. Generally, there will be no federal income tax consequences to either the Participant or the Company on the grant of an SAR or during the period that the unexercised SAR remains outstanding. Upon the exercise of an SAR, the amount that the Participant is paid, whether in Common Stock or cash, is taxable to the Participant as ordinary income, and the Company is entitled to a corresponding deduction, provided it complies with applicable withholding requirements. Upon the sale of Common Stock acquired through the exercise of an SAR, the Participant will realize taxable long-term or short-term capital gain or loss.

      THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT OF THE PLAN.


                    ----------------------------------------

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Deloitte & Touche LLP has served as independent public accountants to audit Mobile Gas' financial statements for the past twelve years and they have been selected by the Board of Directors to continue in such capacity as independent public accountants for the Company for the current fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission ("SEC"). In order to be included in EnergySouth's proxy statement and form of proxy relating to its 2000 Annual Meeting pursuant to Rule 14a-8 promulgated by the SEC ("Rule 14a-8"), proposals from stockholders to be presented at the 2000 Annual Meeting must be received by the Secretary of EnergySouth no later than August 19, 1999. The date after which notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 will be considered untimely is November 2, 1999. If notice of such a shareholder proposal is received by the Company after November 2, 1999, then the Company's proxy for the 2000 Annual Meeting may confer discretionary authority to vote on such matter without discussion of such matter in the proxy statement for the 2000 Annual Meeting.


                         POSSIBLE ADJOURNMENT OF MEETING

In case the requisite vote to approve Proposal 2 or to elect the nominees for Directors proposed by the Company cannot be obtained at the date set for the meeting, it is the intention of the Company, if it seems advisable to do so at the time, to adjourn the meeting to permit the solicitation of additional proxies. Accordingly, the enclosed form of proxy authorizes a vote in favor of adjournment. The Annual Meeting may be adjourned from time to time without notice other than by verbal announcement at the meeting of any adjournment, and any business for which notice of the Annual Meeting is hereby given may be transacted at any such adjournment.


                                 OTHER PROPOSALS

As of this date, the Company does not know of any other business to be presented at the meeting. However, the enclosed proxy gives discretionary authority to the proxy holders named therein should any other matters be presented to the meeting and it is the intention of such proxy holders to take such action in connection therewith as shall be in accordance with their best judgment.

                            -----------------------


Please sign, date, and return the enclosed proxy promptly in the enclosed envelope on which no postage stamp is necessary if mailed in the United States.

                                                   ENERGYSOUTH, INC.
                                               By G. EDGAR DOWNING, JR.
                                                      Secretary
Mobile, Alabama
Dated December 17, 1998

                                                                      APPENDIX A


                     AMENDED AND RESTATED STOCK OPTION PLAN
                                       OF
                                ENERGYSOUTH, INC.
                (AS SUCCESSOR TO MOBILE GAS SERVICE CORPORATION)


1.    ASSUMPTION OF PLAN BY ENERGYSOUTH, INC.; PURPOSE AND SCOPE

      (a) This Amended and Restated Stock Option Plan of EnergySouth, Inc. (as successor to Mobile Gas Service Corporation) (this "Plan") amends and restates the Mobile Gas Service Corporation 1992 Stock Option Plan (the "Original Plan"), which was adopted by the Board of Directors of Mobile Gas Service Corporation ("Mobile Gas") on December 4, 1992, and became effective as of such date upon approval of the Original Plan by the shareholders of Mobile Gas on January 29, 1993. The amendment and restatement of the Original Plan and the assumption of liabilities hereunder are undertaken by EnergySouth, Inc. (the "Company"), as successor to Mobile Gas, in connection with the reorganization of Mobile Gas into a holding company structure (the "Reorganization") as a part of which Mobile Gas became a wholly-owned subsidiary of EnergySouth as of February 2, 1998. The Reorganization is being effected pursuant to an Agreement and Plan of Merger dated as of December 10, 1997 (the "Merger Agreement"), which was approved by the stockholders of Mobile Gas on January 30, 1998, and pursuant to which Mobile Gas and EnergySouth agreed that from and after the effective date of the Merger provided for therein, this Plan would utilize EnergySouth common stock instead of Mobile Gas common stock. Accordingly, as of the effective date hereof, EnergySouth assumes the obligations of Mobile Gas under the Original Plan, including without limitation obligations with respect to Options granted pursuant to the Original Plan, and undertakes to carry out all responsibilities of the Company specified herein. Mobile Gas consents and agrees to the assumption by EnergySouth of the Company's responsibilities under this Plan.

      (b) The purposes of this Plan are to encourage stock ownership by key employees of the Company and the Company's subsidiaries upon whose judgment, initiative, and effort the Company is largely dependent for its success, to provide an incentive for such employees and other individuals to expand and improve the profits and prosperity of the Company, and to assist the Company and its subsidiaries in attracting and retaining key personnel through the grant of options to purchase shares of the Company's common stock.

2.    DEFINITIONS

      Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan unless the context otherwise requires, and for the purposes of such definitions, the singular shall include the plural and the plural shall include the singular:

      (a) "Board" shall mean the Board of Directors of the Company.

      (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (c) "Committee" shall mean the Compensation and Planning Committee appointed by the Board or any successor committee designated by the Board, which shall be comprised of not less than two (2) members of the Board, each of whom shall be a "disinterested person" as defined in Rule 16b-3(b)(3)(i) promulgated under the 1934 Act.

      (d) "Company" shall mean EnergySouth, Inc., an Alabama corporation.

      (e) "Fair Market Value" for a share of Stock shall mean the price that the Committee acting in good faith determines, through any reasonable valuation method (including but not limited to reference to prices existing in any established market in which the Stock is traded), to be the price at which a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts. It shall be deemed a reasonable valuation method if the Fair Market Value is set at the mean between the highest and lowest quoted selling price of a share of Stock on the NASDAQ Stock Market on the date such value is determined or the nearest prior business day on which trading occurred on the NASDAQ Stock Market.

      (f) "Grant Date" means the date on which a Participant is granted an Option or SAR, as determined by the Committee.

      (g) "ISO" shall mean a right in the form of an option to purchase Stock granted under this Plan that is intended to qualify as an incentive stock option under Section 422 of the Code.

      (h) "Non-ISO" shall mean a right in the form of an option to purchase stock granted under this Plan that is not intended to qualify as an incentive stock option under Section 422 of the Code.

      (i) "Option" shall mean either an ISO or a Non-ISO.

      (j) "Option Price" shall mean the purchase price for Stock under an Option, as determined in Section 6 below.

      (k) "Participant" shall mean an employee of the Company or any of its Subsidiaries to whom an Option or SAR is granted under the Plan.

      (l) "Plan" shall mean this Amended and Restated Stock Option Plan of EnergySouth, Inc.

      (m) "SAR" or "Stock Appreciation Right" shall mean a right to receive cash or Stock granted pursuant to Section 8 of the Plan.

      (n) "Stock" shall mean the $.01 par value common stock of the Company.

      (o) "Subsidiary" shall mean any corporation of which the Company owns fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation, and any corporation which is itself a Subsidiary of any other Subsidiary.

      (p) "Ten Percent Shareholder" shall mean a person who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary.

      (q) "1934 Act" means the Securities Exchange Act of 1934, as amended.

3.    STOCK SUBJECT TO OPTIONS

      (a) Subject to the provisions of Section 14 of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is Two Hundred Twenty-Five Thousand (225,000) shares (being the number of shares of Stock which is equivalent to the 150,000 shares of Mobile Gas common stock provided for in the Original Plan). Such shares may be authorized but unissued shares of Stock of the Company or issued shares of Stock reacquired by the Company. If for any reason any shares of Stock as to which an Option has been granted cease to be subject to purchase thereunder, then (unless the Plan shall have terminated) such shares shall become available for subsequent awards under the Plan in the discretion of the Committee.

      (b) For purposes of calculating the maximum number of shares of Stock that may be issued under the Plan, (i) all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon exercise of an Option, (ii) only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Stock are used as full or partial payment for shares issued upon exercise of an Option, and (iii) all shares issued in lieu of cash upon exercise of Stock Appreciation Rights shall be counted.

4.    ADMINISTRATION

      The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Committee shall have full authority in its discretion, subject to and not inconsistent with the express provisions of the Plan and with Section 16 of the 1934 Act, to grant Options and SARs; to determine the Option Price and term of each Option, whether an Option will be an ISO or a Non-ISO, the Participants to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be covered by each Option; to determine which Options shall be accompanied by SARs and/or dividend equivalents; to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the option agreements (which need not be identical) entered into in connection with the grant of Options and SARs; and to make all other determinations deemed necessary or advisable for the administration of the Plan. Members of the Committee may participate in a meeting of the Committee by means of conference telephone, and such participation shall constitute presence in person at the meeting. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ attorneys, consultants, accountants, or other persons, and the Committee shall be entitled to rely upon the advice, opinions, or valuations of such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan; and all members of the Committee shall be fully protected by the Company in respect of any such action, determination, or interpretation.

5.    ELIGIBILITY; FACTORS TO BE CONSIDERED IN GRANTING OPTIONS

      Options may be granted to officers or other key employees of the Company or its Subsidiaries upon whose judgment, initiative or effort the Company relies for the successful conduct of its business, as determined by the Committee in its discretion. In determining the employees or other individuals to whom Options shall be granted and the number of shares of Stock to be covered by each Option, the Committee shall take into account the nature of such persons' duties, their present and potential contributions to the success of the Company, and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. A director of the Company who is not also a regular full-time employee will not be eligible to receive an Option. Options shall be granted to Participants in the sole discretion of the Committee, and the Committee shall be under no obligation whatsoever to grant Options or to grant all Options subject to the same terms and conditions. A Participant who has been granted an Option under the Plan may be granted new Options, which may be in addition to prior Options granted to said Participant under the Plan or may be in exchange for the surrender and cancellation of prior Options, with the new Option having an Option Price lower (or higher) than the Option Price provided in the prior Option and containing such other terms as the Committee may deem appropriate.

      If the Committee grants an ISO and a Non-ISO to the same Participant, the right of the Participant to exercise one such Option shall not be conditioned on his or her failure to exercise the other such Option.

6.    OPTION PRICE

      The Option Price for each share of Stock under each Option shall be determined by the Committee in its absolute discretion, provided, however, that for an ISO the Option Price shall be not less than the Fair Market Value of the shares of Stock on the date that the ISO is granted, and for a non-ISO the Option Price shall not be less than 75% of the Fair Market Value of the shares of Stock on the date that the non-ISO is granted. If an ISO is granted to a Ten Percent Shareholder, the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the shares of Stock on the date that the ISO is granted.

7.    TERMS AND CONDITIONS OF OPTIONS

      Options granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by agreements ("Option Agreements") in such form as the Committee shall from time to time approve. Such Option Agreements shall specify whether the Options covered thereby are intended to qualify as ISOs or Non-ISOs (and in the case of any Option Agreement which does not contain such specification, the Options covered thereby shall be deemed to be Non-ISOs) and shall comply with and be subject to the following terms and conditions:

      (a) Exercise Limitations; No Right to Employment. In no event shall an Option be exercisable by a Participant who is subject to the provisions of
Section 16(b) of the 1934 Act and rules promulgated thereunder in a manner, or during a period of time, that would constitute a violation of any such applicable provisions. Unless otherwise approved by the Committee and set forth in an Option Agreement, an Option granted under the Plan may be exercised, and shares of Stock may be acquired, as follows:

      25% of the shares of Stock covered by the Option may be acquired on or after the first anniversary of the Grant Date; an additional 25% on or after the second anniversary; an additional 25% on or after the third anniversary; and the remaining 25% on or after the fourth anniversary of the Grant Date.

No Option may be exercised after the expiration of ten (10) years from the Grant Date (although the term of an Option may be for a shorter period as provided in the Option Agreement). No Option may be exercised for a fractional share of Stock. No Option Agreement shall impose upon the Company any obligation to employ the Participant for any period of time.

      (b) Manner of Exercise. A Participant shall exercise an Option by giving written notice of such exercise to the Company and paying the Option Price in full to the Company for the shares to be purchased. The date upon which such payment is received by the Company shall be the exercise date for the Option.

      (c) Time and Method of Payment. The Option Price shall be paid in United States dollars, or by check, bank draft, or money order payable to the order of the Company, or by payroll deduction if requested by the Participant and approved by the Committee, or, in the discretion of the Committee, through delivery of Stock or a combination of cash and Stock. Any Stock so delivered shall be valued at the Fair Market Value of such Stock on the date of delivery to the Company. Promptly after the exercise of an Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of the appropriate number of shares of Stock. A Participant shall have none of the rights of a shareholder until shares are issued to him, and no adjustment with respect to such Participant will be made for dividends or other rights which accrue prior to the date such stock certificate is issued.

      (d) Number of Shares. Each Option shall state the total number of shares of Stock to which it pertains. The number of shares to which a Participant is entitled under an Option shall be reduced by, and the Option with respect to such shares shall be deemed surrendered to the extent of, the number of Stock Appreciation Rights (described in Section 8 below) related to the Option that have been previously exercised by the Participant, and the number of shares covered by the Option as to which the Participant has partially exercised his rights. For ISOs, the aggregate Fair Market Value (determined as of the Grant
Date) of the shares of Stock with respect to which the ISO is exercisable for the first time by a participant during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

8.    STOCK APPRECIATION RIGHTS

      The Committee may grant Stock Appreciation Rights to Participants at the same time that such Participants are awarded Options under the Plan. Such Stock Appreciation Rights shall be included in and be part of the Option Agreement evidencing the Option to which the Stock Appreciation Rights relate.

      (a) Employment Requirement. The Committee may, in its discretion, include in any Stock Appreciation Rights granted under the Plan a condition that the participant shall agree to remain in the employ of, and to render services to, the Company or any of its Subsidiaries for a period of time (specified in the Option Agreement) following the date the Stock Appreciation Rights are granted. No such Option Agreement shall impose upon the Company any obligation to employ the participant for any period of time.

       (b) Grant and Exercise. Each Stock Appreciation Right shall relate to one share of Stock covered by a specific Option under the Plan and shall be awarded to a participant, if at all, concurrently with the grant of such Option. The number of Stock Appreciation Rights granted to a Participant, if any, shall be equal to the number of shares of Stock that the Participant is entitled to receive pursuant to the related Option. The number of Stock Appreciation Rights held by a participant shall be reduced by:

           (1) the number of Stock Appreciation Rights exercised for Stock or cash by the Participant, and

           (2) the number of shares of Stock purchased by such Participant pursuant to the related Option.

Each Stock Appreciation Right shall be subject to the same terms and conditions as the related Option and shall be exercisable only to the extent the Option is exercisable, provided that no Stock Appreciation Right shall be exercisable for cash by a Participant who is subject to the provisions of Section 16(b) of the 1934 Act prior to the expiration of the later of: (i) six months after the date on which this Plan is approved by the shareholders of the Company, or (ii) twelve months after the Grant Date (and then, in either case, only to the extent that the related Option is exercisable).

      (c) Manner of Exercise. A Participant shall exercise Stock Appreciation Rights by giving written notice of such exercise to the Company. The date upon which the Company receives such notice shall be the exercise date for the Stock Appreciation Rights.

      (d) Appreciation Available. Each Stock Appreciation Right shall entitle a Participant to surrender unexercised the related Option to purchase one share of Stock and to receive in exchange, subject to the provisions of the Plan and such rules and regulations as from time to time may be established by the Committee, a payment equal to the excess of the Fair Market Value of a share of Stock on the exercise date over the Option Price per share of Stock of the related Option. The aggregate appreciation available to a Participant from any exercise of Stock Appreciation Rights shall be equal to the number of Stock Appreciation Rights being exercised, multiplied by the amount of appreciation per Stock Appreciation Right determined under the preceding sentence.

      (e) Payment of Appreciation. The total appreciation available to a Participant from an exercise of Stock Appreciation Rights may be paid to the participant either in Stock or in cash, or a combination thereof, as elected by the Participant, provided that the Committee shall have sole discretion to consent to or disapprove the election of any Participant who is subject to the provisions of Section 16(b) of the 1934 Act to receive all or part of a payment in cash (which consent or disapproval may be given at any time after the election to which it relates). If paid all in cash, the amount thereof shall be the amount of aggregate appreciation determined under Section 8(d) above. If paid all in Stock, the number of shares of Stock that shall be issued pursuant to the exercise of Stock Appreciation Rights shall be determined by dividing the amount of aggregate appreciation determined under Section 8(d) above by the Fair Market Value of a share of Stock on the exercise date of the Stock Appreciation Rights; provided, however, that no fractional shares shall be issued upon the exercise of Stock Appreciation Rights and cash will be paid in lieu of any such fractional share.

      (f) Limitations Upon Exercise of Stock Appreciation Rights. A Participant may exercise a Stock Appreciation Right only at such times and to such extent as the Option to which the Stock Appreciation Right relates may be exercised, and if the Participant is subject to the provisions of Section 16(b) of the 1934 Act, exercise of his Stock Appreciation Rights for cash may be limited to certain time periods as provided in his Option Agreement. Adjustments to the number of shares of Stock in the Plan and the price per share pursuant to
Section 14 below shall also be made to any Stock Appreciation Rights held by each Participant. Any termination, amendment, or revision of the Plan pursuant to Section 15 below shall be deemed a termination, amendment, or revision of Stock Appreciation Rights to the same extent.

9.    TERMINATION OF EMPLOYMENT

      In the event that the employment of a Participant with the Company or any of its Subsidiaries shall be terminated (except as set forth in Section 10 below), any Option or SARs that the Participant is entitled to exercise at the date of termination of employment may, subject to the provisions of the Plan, be exercised at any time within the thirty (30) day period following the date of such termination, but in no case later than the date on which the Option terminates. Any Option or SARs granted under the Plan shall not be affected by any change of duties or position of the Participant so long as the Participant continues to be a regular full-time employee of, or otherwise maintains his relationship with, the Company or any of its Subsidiaries. Any Option or SARs, or any rules and regulations relating to the Plan, may contain such provisions as the Committee shall approve with respect to the determination of the date employment terminates and the effect of leaves of absence. Nothing in the Plan or in any Option or SARs granted pursuant to the Plan shall confer upon any Participant any right to continue in the employ of the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate such employment at any time.

10.   RIGHTS IN EVENT OF DEATH OR DISABILITY

      In the event of termination of employment because of the death or disability of a Participant, the participant or his legatees, heirs, or legal representative, as the case may be, shall have the right for one (1) year after the Participant's death or disability, as the case may be, to exercise any of the Participant's Options or SARs to the extent that such Participant was entitled to exercise such Options or SARs on the date of his death or disability, as the case may be. In no event, however, shall the Options or SARs be exercisable later than the date on which the Options terminate. For purposes of this Plan, "disability" shall mean the inability of a Participant to perform his regular duties with the Company or its Subsidiaries by reason of a medically determinable physical or mental impairment which can be expected to result in death within twelve (12) months, or which can be expected to last for a continuous period of not less than twelve (12) months.

11.   NO OBLIGATIONS TO EXERCISE OPTION OR STOCK APPRECIATION RIGHTS

      The granting of an Option or SAR shall impose no obligation upon the Participant to exercise such Option or SAR.

12.   TRANSFERABILITY OF OPTION OR SAR

      Options and SARs shall not be transferable other than by will or by the laws of descent and distribution, and during a Participant's lifetime shall be exercisable only by such Participant.

13.   EFFECT OF CHANGE IN STOCK SUBJECT TO PLAN; MERGERS; CHANGE IN CONTROL

      (a) The aggregate number of shares of Stock available for Options under the Plan, the shares subject to any Option, the Option Price per share, and the number of related Stock Appreciation Rights shall all be proportionately adjusted as the Committee deems appropriate to prevent dilution or enlargement of Participants' rights under the Plan in connection with any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or (3) any other increase or decrease in such shares effected without receipt of consideration by the Company.

      (b) If the Company shall be the surviving corporation in any merger or consolidation, any Option or SAR shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, all Options and SARs outstanding under the Plan shall terminate; provided, however, that each Participant (and each other person entitled under Section 10 to exercise an Option) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant's Options or SARs in whole or in part to the full extent of such Options or SARs, regardless of whether such Options or SARs would be otherwise exercisable by such Participant at that time under the terms of the Plan.

      (c) If there is a "Change in Control of the Company", all outstanding Options granted under the Plan shall immediately become fully exercisable. A "Change in Control of the Company" shall be deemed to have occurred if any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a beneficial owner directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities other than as a result of a merger or consolidation involving the Company.

14.   AMENDMENT AND TERMINATION

      The Board, by resolution, may amend or revise the Plan to the extent the Board deems necessary or appropriate. Any amendment, however, that would (1) increase the aggregate number of shares of Stock that may be issued under the Plan, (2) materially increase the benefits accruing to Participants, or (3) modify the requirements as to eligibility for participation in the Plan, shall be subject to shareholder approval (unless Section 16(b) of the 1934 Act and/or Rule 16b-3 promulgated thereunder do not require shareholder approval in order for the Plan to comply with Rule 16b-3). The Board may terminate the Plan at any time. No amendment, revision or termination of the Plan may, without the written consent of the holder of an Option, alter or impair any Option or SAR previously granted under the Plan, except as otherwise authorized in this Plan. Unless sooner terminated, the Plan shall remain in effect for a period of ten (10) years following the date that the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier, at which time no further Options or SARs shall be granted hereunder. Termination of the Plan shall not affect any Option or SAR previously granted.

15.   AGREEMENTS AND REPRESENTATIONS OF EMPLOYEES

      (a) Acquiring Stock for Investment Purposes. As a condition to the exercise of any Option, or of any SAR for which shares of Stock are to be issued, the Company may require the Participant exercising such Option to represent and warrant that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required or desirable under the Securities Act of 1933, as amended (the "1933 Act"), or any other applicable law, regulation, or rule of any governmental agency. The Company also may require, if its counsel deems it required or desirable under the

1933 Act or any other applicable law or regulation, as a condition to the exercise of any Option or SAR, that the Participant exercising such Option represent and warrant that he will not sell or offer to sell any shares of Stock acquired at exercise unless a registration statement shall be in effect with respect to such shares under the 1933 Act and any applicable state securities laws, or unless he shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, that such registration is not required. Certificates representing the shares of Stock acquired at exercise may, at the discretion of the Company, bear a legend to the effect that such shares have not been registered under the 1933 Act or any applicable state securities laws, and that such shares may not be sold or offered for sale in the absence of an effective registration statement as to such shares under the 1933 Act and any applicable state securities laws, or an opinion, in form and substance satisfactory to the Company, that such registration is not required.

      (b) Withholding. With respect to the exercise of any Option or SAR granted under this Plan, each Participant shall fully and completely consent to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise or surrender. Upon the partial or full exercise of an Option, or any SAR for which shares of Stock are to be issued, in the discretion of the Committee and if the Participant so elects by providing notice to the Company, the stock certificate representing such shares shall be for the appropriate number of shares less the number, rounded up for any fraction to the next whole number, that have a Fair Market Value (as of the date of exercise) equal to such amount as is determined by the Company to be sufficient to satisfy applicable federal, state or local withholding tax requirements. The Company shall promptly remit, or cause to be remitted, to the appropriate taxing authorities the amount so withheld. Although the stock certificate delivered to the Participant will be for a net number of shares, such Participant shall be considered, for tax purposes, to have received the number of shares equal to the full number of shares for which the Option has been exercised.

16.   RESERVATION OF SHARES OF STOCK

      The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

17.   EFFECTIVE DATE; OUTSTANDING OPTIONS

      The Effective Date of this Amended and Restated Stock Option Plan shall be as of February 2, 1998. Options granted under the Original Plan prior to such date shall be governed hereby, with appropriate adjustments to reflect the number of shares of Stock subject to each such Option and the Option Price for same consistent with the conversion of Mobile Gas common stock into EnergySouth common stock in accordance with the Merger Agreement, and shall otherwise remain in full force and effect.

                                             MOBILE GAS SERVICE CORPORATION

                                             By:   /s/ John S. Davis
                                                -------------------------------
                                                       John S. Davis
                                             Its:   President
                                                -------------------------------

                                             ENERGYSOUTH, INC.

                                             By:   /s/ John S. Davis
                                                -------------------------------
                                                       John S. Davis
                                             Its:   President
                                                -------------------------------

                                                                      APPENDIX B




                                    AMENDMENT
                                       TO
                     AMENDED AND RESTATED STOCK OPTION PLAN
                                       OF
                                ENERGYSOUTH, INC.
                (AS SUCCESSOR TO MOBILE GAS SERVICE CORPORATION)


         The first sentence of Section 3(a) of the Amended and Restated Stock Option Plan of EnergySouth, Inc. (as successor to Mobile Gas Service Corporation) is amended in its entirety to read as follows:

         (a) Subject to the provisions of Section 14 of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is three hundred fifty thousand (350,000) shares.

ENS40B                            DETACH HERE
------------------------------------------------------------------------------


                                     PROXY


                               ENERGYSOUTH, INC.


                   Proxy Solicited by the Board of Directors
              for Annual Meeting of Stockholders, January 29, 1999



The undersigned hereby appoints John S. Davis and G. Edgar Downing, Jr., and each of them as proxies, each with power of substitution and revocation, to vote at the Annual Meeting of Stockholders of EnergySouth, Inc. (the "Company") to be held in the auditorium of the Company at 2828 Dauphin Street, Mobile, Alabama on Friday, January 29, 1999, at 10:00 a.m., Central Standard Time, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be able to cast if personally present at the Annual Meeting.


------------                                                     -----------
SEE REVERSE                                                      SEE REVERSE
  SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE
------------                                                     -----------

ENS40A                            DETACH HERE
-------------------------------------------------------------------------------


[ X ]   Please mark
        votes as in
        this example.

IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ALL OF THE DIRECTOR NOMINEES IDENTIFIED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

1.  Election of Directors for a term expiring 2002 (the
    Board of Directors favors a vote "FOR"):

    Nominees:  William J. Hearin, Joseph G. Hollis, Jr.,
               Gaylord C. Lyon, E.B. Peebles, Jr.


     FOR                           WITHHELD
     ALL     [  ]          [  ]    FROM ALL
  NOMINEES                         NOMINEES

                                            MARK HERE
                                           FOR ADDRESS  [  ]
[  ]                                       CHANGE AND
     -------------------------------------  NOTE BELOW
     For all nominees except as noted above

2.  Approve amendment of Amended and
    Restated Stock Option Plan of       FOR    AGAINST    ABSTAIN
    EnergySouth, Inc. as described in  [  ]     [  ]       [  ]
    the Company's Proxy Statement for
    the 1999 Annual Meeting (the Board
    of Directors favors a vote "FOR").

3. In their discretion, the proxies are authorized to vote upon such other and further business as may properly come before the meeting or any and all adjournments thereof.

The shares represented by this Proxy will be voted in the manner directed herein by the undersigned stockholder. The proxies, or either one of them, are authorized, in their or his discretion to vote the shares of the undersigned stockholder represented by this Proxy in favor of an adjournment or adjournments of said meeting for the purpose of allowing time for additional solicitation of proxies.

Please sign, date and mail this Proxy in the envelope provided. No postage is necessary if mailed in the United States.

Please sign exactly as the name appears hereon. If stock is held in the name of joint owners, each should sign. Attorneys, executors, administrators, guardians, trustees and corporate officers should so indicate.


Signature:_______________ Date:________ Signature:______________ Date:______